EXHIBIT 10.5
Consulting Agreement

Recitals

CONSULTING AGREEMENT entered into this 27th day of January 2011, by and between Seafarer Exploration Corp. (the "Company"), and John Willard ("Consultant")

WHEREAS, the Company desires to hire the consulting services of Consultant in the areas as to assist Seafarer with its news releases related to generating local coverage in Florida media markets

WHEREAS, in consideration for the Services, the Company shall pay the Consultant upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Provision of Services
Duties of Consultant. The Consultant will provide such services and advice to the Company so as to assist the Company with its news releases related to generating local coverage in Florida media markets. Consultant will report directly to the CEO of Seafarer in connection with performances of the services. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found. that any transaction will be completed This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets. Consultant would undertake such services under the direction of Kyle Kennedy, Company CEO.

1.1 Duties Expressly Excluded
Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities: (ii) assistance in making of a market in the Company's securities. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

2.         Compensation, Term and Termination
The Company shall compensate the Consultant 250,000 shares of restricted common stock (the "Shares'') to Consultant.  Should the Consultants services be needed after the Termination Date from the execution of this agreement, a new agreement will be created to reflect the scope of services required and term of services provided The term of this Agreement shall commence on the date it is executed by all parties and shall continue until completion of the Services and effect until April 25. 2011 (the "Termination Date") as defined herein.

3.         Property
All work performed by Consultant pursuant to this Agreement in connection with the Services or otherwise, including, without limitation, business and strategic plans and proposals, and however rendered, electronic or otherwise. and whether or not patentable or copyrightable (the "Products"), shall be deemed works-made-for-hire under United States copyright law and shall be the property of the Company Consultant further agrees to and does hereby assign, transfer, and convey to the Company all of Consultant's right, title and interest in and to the Products, and in connection therewith, to execute and deliver such documents and take other steps, in order to enable the Company, in its sole discretion, to obtain grants of patent and registration of copyright and trademark, both domestic and foreign, in connection with the Products

4.         Non-Circumvention
Consultant agrees that all third parties introduced to him/her by Seafarer represent significant efforts and working relationships that are unique to, and part of, the work product and intellectual capital of Seafarer. Therefore, without the prior specific written consent of Seafarer, Consultant agrees to refrain from conducting direct or indirect business dealings of any kind with any third party so introduced by Seafarer, with the exception of third parties with which Consultant has previously had a formal business relationship, for a period of three (3) years from Effective Date of this Agreement.

5.         Confidentiality and Non-Disclosure

a)
Consultant acknowledges that Seafarer is a publicly traded company whose shares are traded on the Over-the-Counter Bulletin Board under the ticker symbol SFRX. Consultant has received or may receive in the future material non-public information from Seafarer. Consultant agrees that he will hold in strict confidence and not disclose to any third parties any material non-public information received from Seafarer, except as approved in writing by the CEO of Seafarer. Consultant additionally agrees that he will use the non-public information that it receives from Seafarer for lawful purposes only.

b)
Consultant shall treat as confidential and will not ever disclose under any circumstances to any third party any information that he becomes aware of during his business relationship with Seafarer pertaining to but not capabilities, specifications, business strategies, information regarding existing and future technical, business and marketing plans and product strategies, passwords, and the identity of actual and potential customers and suppliers (hereinafter collectively referred to as "Confidential Information"). Confidential Information may be written, e-mail, hard copies of documents, oral, recorded, or contained on tape or on other electronic or mechanical media.

c)
Consultant represents and warrants that he will not disclose any Confidential Information whatsoever to any third party. Consultant will be deemed to have been in a fiduciary relationship of confidence with respect to the Confidential Information disclosed to its by Seafarer and Consultant shall hold the Confidential Information in strict confidence and will never disclose such Confidential Information to any third (3(d) party or to use it for any purpose other than as specifically authorized by Seafarer in writing.

d)	No copies of the Confidential Information shall be retained by Consultant Seafarer shall be deemed to be the owner of all Confidential Information

e)
Consultant specifically acknowledges that the unauthorized disclosure, use or disposition of such Confidential Information by any third party could cause irreparable harm and significant injury to Seafarer's business, which may be difficult to ascertain. Accordingly, in the event of any breach by Consultant of this Agreement involving confidentiality then Consultant shall immediately be in violation of this Agreement and shall be liable for an immediate imposition of an injunction against him, in addition to any other remedies that may be available to Seafarer at law or in equity

f)
Consultant shall indemnify and hold Seafarer completely harmless against any and all liability, actions, claims, demands, liens, losses, damages, judgments and expenses, including reasonable attorneys' fees that may arise from the unauthorized disclosure or use of Confidential Information by Consultant

6.        Severability
In the event that any one or more provisions herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

7.        Independent Contractor
This Agreement shall not render Consultant an employee, partner, agent of, or joint venture partner with Seafarer for any purpose. Seafarer shall not be responsible for of any type concerning taxes or insurance. Consultant shall have no claim against Seafarer hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind. In his capacity as an independent contractor, Consultant will exclusively control and direct his own time and choose which days and specific hours that he performs Services for Seafarer and he has the sole right to control and direct the means, manner, and method by which he renders the Services to Seafarer Consultant acknowledges that he has never been an employee of Seafarer and Consultant also specifically acknowledges that he has provided services to Seafarer on an independent contractor basis at all times during his business relationship with
Seafarer, including prior to the Effective Date of this Agreement.

8.         No Assignment
Consultant's obligations hereto with respect to provision of Services shall not be assignable to any other person without the express written consent of the Company.

9.         General Release and Waiver of Claims
Consultant does hereby remise, release, and forever discharge Seafarer, Seafarer's agents, officers, directors, consultants, advisors, affiliates, employees, assigns, administrators, controlling persons and personal representatives, of and from all, and all manner of, actions, causes of action, suits, proceedings, debts, dues, contracts. judgments, damages, claims, and demands whatsoever in law or equity, which Consultant ever had, now has, or which Consultant's heirs, executors, administrators or personal representatives hereafter can, shall, or may have for or by reason of any matter, cause, or thing whatsoever arising out of Consultant's past, present, or future business dealings with Seafarer or this Agreement: or in any way arising out of the provision of services to Seafarer by Consultant.

10.        No Lawsuits
Consultant represents and warrants to Seafarer that he/she has never filed or submitted any complaints, charges or lawsuits of any kind with any court, governmental or administrative agency or arbitrator against Seafarer or any of Seafarer's past or present officers, directors, consultants, advisors, affiliates, employees, assigns, administrators, attorneys, agents, advisors, consultants, subsidiaries, related parties and personal representatives.

(ii) may be amended or modified only by a writing executed by the party against whom enforcement is sought: (iii) shall inure to the benefit of and be binding upon the respective heirs, administrators, personal representatives, successors and assigns of the parties hereto: and (iv) shall be governed by and construed in accordance with the laws of Florida.

Consultant Agrees to Comply with Florida Archaeological Guidelines at all times while he is performing the Services. (not applicable)

12.        Compliance with Environmental Permits
Consultant acknowledges that Seafarer is required to adhere to the conditions contained in various environmental permits. Consultant acknowledges that he has been provided with a copy of both of these permits Consultant agrees that he/she will become familiar with the conditions of the permits describe above and will abide by all of the conditions contained in the permits while performing the Services, Consultant further agrees to proceed using good judgment and extreme caution while performing the Services so as to not cause any environmental harm and to avoid any injury to all reefs, reef-like structures, turtles, turtle nests, manatees, sea grasses, ect. Consultant acknowledges that the liability for any damage done to the environment arising from his/hers actions will be the sole responsibility of Consultant and not that of Company

13 .      Expenses
Company shall reimburse Consultant for all approved reasonable out-of-pocket expenses incurred in connection with the performances of the Services. Out-of-pocket expenses may include travel (including meals, gas, mileage, and lodging), cellular telephone, presentation materials, miscellaneous fees, ect. The Company must approve all reimbursable expenses in advance in writing.

14.        Insurance
Consultant warrants and requests that he will provide his own insurance to cover claims of injury or death to himself or any other person or property while he is performing the Services

15.        Ownership of Media Rights
Consultant agrees that all ancillary media rights, including but not limited to, publicity, movies, video, television, literary, and replica rights with respect to the discovery of any items by the Company are exclusively the property of Company.

16.        Voluntary Assumption of Risk
Consultant acknowledges that the Services that he is required to perform under this Agreement include inherent dangers, including the risk of serious bodily injury and/or death Consultant understands, assumes and accepts all risks associated with the performance of the Services and herby releases Company from any liability whatsoever related to the performance of the Services

17.        Construction of Agreement
The parties hereto agree that in construing the terms of this Agreement, it shall be construed as if prepared by an independent third party

The Company may terminate this Agreement at any time by providing a written notice to Consultant. Consultant may terminate this Agreement at any time by providing a written notice to Company. Upon termination of this Agreement, the provisions of this Agreement which by their nature have continuing effect shall survive in effect and continue in effect and shall inure to the benefit of and be binding upon the parties, their legal representatives, successors, heirs and assigns.

19.       Full and Entire
This Agreement contains the entire agreement of the Parties hereto with respect to the subject matter hereof and shall supersede all prior agreements and understandings, oral or written, with respect to the subject matter herein.

20.       Modification
May be amended or modified of this agreement only by a writing executed by the party against whom enforcement is sought.

21.        Drafting
Each Party acknowledges that it/he/she has adequate opportunity to review and comment upon this Agreement, has been advised of its rights to have its own independent counsel review this Agreement, and familiar with its terms

22.       Waiver
No waiver of any right or obligation of the Parties under this Agreement shall be effective unless made in writing, specifying such waiver, and is executed by the Party against whom such waiver is being forced. A waiver by the other Party hereto of any of its rights under this Agreement on any occasion shall not be a part to the exercise of the same right on any subsequent occasion or of any other right at any time

23.       Successors and Assigns
This Agreement shall inure to the benefit of and be binding upon the respective legal representatives, assigns, and successors in interest of Seafarer Exploration Corp. The Consultant shall not have the right to assign, delegate, or otherwise transfer any duty or obligation to be performed by it hereunder to any person or entity, nor assign or transfer any rights hereunder.

24.       Notices
Any notices required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person at the address of such Party set forth above or to such other address, as the Party shall have furnished in writing to other Party.

25.       Partial Invalidity
If any portion of this agreement shall be held invalid or void, the remainder of this Agreement shall not be affected but such portion shall be deemed modified to the extent necessary to render such provision enforceable under the law, and the Agreement shall remain valid and enforceable as so modified In the event that the provision may not be modified in such a way as to make it enforceable, the Agreement shall be construed as if the portion so invalidated was not part of this Agreement.

Consulting Agreement

26.        Governing Law
This Agreement shall be construed under and governed by the laws of the State of Florida. Both parties agree that the sole venue for litigation of any dispute arising under this Agreement will be in Hillsborough County, Tampa, Florida.

27.        Advice of Counsel
Each party acknowledges that, in executing this Agreement, such Party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any Party by reason of the drafting or preparation hereof.

28.        Section Headings
The section headings contained hereunder are for the purposes of convenience only and are not intended to define or limit the context of said section.

29.        Further Assurances
Consultant hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably required by any other party in order to carry out the provisions and purposes of this Agreement.

30.        Survival
The Confidentiality and Non-Disclosure agreement shall survive the termination and/or expiration of this Agreement and/or Consultant's performance of Services for Seafarer Exploration Corp., for any reason

IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date and year first above written.

CONSULTANT:

            /s/  John Willard
Name: John Willard

COMPANY:

           /s/ Kyle Kennedy
Kennedy
CEO Seafarer Exploration Corp.